        As filed with the Securities and Exchange Commission on October 11, 2001
                                                    Registration No. 333-_______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                  ----------
                                MICROMUSE INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                      94-3288385
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                     139 Townsend Street, Mezzanine Floor
                            San Francisco, CA 94107
              (Address of principal executive offices) (Zip Code)
                                  ----------
                     1997 Stock Option/Stock Issuance Plan
   1998 Employee Stock Purchase Plan (formerly known as 1997 Employee Stock
                                Purchase Plan)
                           (Full title of the Plans)
                                  ----------
                               James B. De Golia
                   Senior Vice President and General Counsel
                                Micromuse Inc.
                     139 Townsend Street, Mezzanine Floor
                            San Francisco, CA 94107
                                (415) 538-9090
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                   Proposed           Proposed
         Title of                                                  Maximum           Maximum
         Securities                               Amount           Offering          Aggregate      Amount Of
         to be                                    to be            Price Per         Offering      Registration
         Registered                            Registered (1)      Share (2)         Price (2)        Fee (2)
-------------------------------------------------------------------------------------------------------------------
1997 Stock Option/Stock Issuance Plan
Common Stock (par value $.01)                3,674,728 shares        $8.54         $31,382,177       $7,845.54

1998 Employee Stock Purchase Plan
Common Stock (par value $.01)                  640,000 shares        $8.54         $ 5,465,600       $1,366.40

         Aggregate Registration Fee                                                                  $9,211.94
===================================================================================================================

(1) This Registration Statement is registering additional shares set forth above which automatically became available for issuance on October 1, 2001, pursuant to terms of the plans named above. Other shares available for issuance under these plans were registered on Form S-8 registration statements filed with the Securities and Exchange Commission initially on February 20, 1998 (Registration No. 333-46649) and subsequently on November 17, 1999 (Registration No. 333-91119) and September 25, 2001 (Registration No. 333-70126). This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the 1997 Stock Option/Stock Issuance Plan and 1998 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of high and low prices per share of the Registrant's Common Stock on October 9, 2001, as reported on the Nasdaq National Market.

                                Micromuse Inc.
                      Registration Statement on Form S-8

                                    PART II

              Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Micromuse Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the Commission on December 29, 2000;

      (b) The Registrant's Current Reports on Form 8-K/A filed with the Commission on October 2, 2000 and October 4, 2000 and the Registrant's Current Report on Form 8-K filed with the Commission on December 20, 2000;

      (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2000, March 31, 2001 and June 30, 2001 filed with the Commission on February 14, 2001, May 14, 2001 and August 14, 2001, respectively, and;

      (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement No. 000-23783 on Form 8-A filed with the Commission on February 12, 1998, including any amendment or report filed for the purpose of updating such description.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit
Number        Exhibit
-------       -------

4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-23783 on Form 8-A, together with any amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5.1           Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1          Consent of Independent Auditors.
23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.1.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold upon the termination of the Registrant's 1997 Stock Option/Stock Issuance Plan and/or 1998 Employee Stock Purchase Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 11th day of October, 2001.

                                        Micromuse Inc.

                                        By: /s/ Gregory Q. Brown
                                            --------------------
                                                Gregory Q. Brown
                                                Chief Executive Officer and
                                                Chairman of the Board

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Q. Brown and James B. De Golia, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         In witness whereof, each of the undersigned has executed this Power of Attorney as of the date indicated below.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                              Date
---------                                -----                                              ----
  /s/ Gregory Q. Brown            Chief Executive Officer and                          October 11, 2001
---------------------------
  Gregory Q. Brown                Chairman of the Board
                                  (Principal Executive Officer)


  /s/ David A. Wise               Senior Vice President and Interim                    October 11, 2001
---------------------------
  David A. Wise                   Chief Financial Officer
                                  (Principal Financial and Accounting Officer)


___________________________       Director
  Michael E. W. Jackson


  /s/ Katrinka McCallum           Director                                             October 11, 2001
---------------------------
  Katrinka McCallum



  /s/ David C. Schwab             Director                                             October 11, 2001
---------------------------
  David C. Schwab


  /s/ Kathleen M.H. Wallman       Director                                             October 11, 2001
---------------------------
  Kathleen M.H. Wallman

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   EXHIBITS
                                      TO
                                   FORM S-8
                                     UNDER
                            SECURITIES ACT OF 1933

                                MICROMUSE INC.

                                 EXHIBIT INDEX


Exhibit
Number          Exhibit
-------         -------

4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-23783 on Form 8-A, together with any amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5.1             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1            Consent of Independent Auditors.
23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.1.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.